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                                                                 Exhibit 99.B(p)

                             [BAILLIE GIFFORD LOGO]


                                 CODE OF ETHICS

                                       FOR

                        BAILLIE GIFFORD OVERSEAS LIMITED

    AS ADVISER TO BAILLIE GIFFORD FUNDS AND GUARDIAN BAILLIE GIFFORD LIMITED

SECTION 1.   STATEMENT OF GENERAL PRINCIPLES

     Baillie Gifford Overseas Limited ("BGO") has adopted the following Code of Ethics ("Code") in relation to its acting as adviser to Baillie Gifford Funds and as sub-adviser to the funds managed on behalf of Guardian Baillie Gifford Limited ("GBG") hereafter collectively referred to as the "Funds". The Code governs securities trading by or on behalf of Supervised Persons (defined herein) of BGO and the Funds. Inherent throughout the Code is the principle that Supervised Persons have a responsibility to place the interests of the Funds' shareholders ahead of their own, to resolve conflicts in favour of Fund shareholders and to comply with the policies and procedures of BGO. These policies and procedures include adherence to the Staff Handbook, Group Compliance Manual and Systems Manual. Nothing contained in this Code is intended to replace the provisions of the Baillie Gifford Personal Account Dealing Rules contained in the Group Compliance Manual and all staff subject to the requirements contained in this Code are also required to adhere to the provisions contained in the Personal Account Dealing Rules.

     As a registered investment adviser, BGO and its personnel owe a fiduciary duty to the Funds that requires all Supervised Persons to place the interests of the Funds ahead of their own interests. A critical component of BGO and all Supervised Persons' fiduciary duty is to avoid potential conflicts of interest. Accordingly, Supervised Persons must avoid activities, interest, and relationships that might interfere or appear to interfere with making decisions in the best interests of the Funds. Please bear in mind that a conflict of interest can

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arise even if there is no financial loss to the Funds and regardless of the employee's motivation. Many potential conflicts of interest can arise in connection with personal trading and related activities of Supervised Persons.

The Code is designed to address and avoid potential conflicts of interest relating to personal trading and related activities and is based on four underlying principles:

1. At all times, the interests of the Funds must come first. In other words, as fiduciaries Supervised Persons must scrupulously avoid serving their own personal interests ahead of the interests of the Funds.

2. All personal securities transactions must be conducted consistently with the Code and in such a manner as to avoid any actual or potential conflicts of interest or any abuse of an individual's position of trust and responsibility.

3. Supervised Persons should not take inappropriate advantage of their positions. The receipt of investment opportunities, perquisites, or gifts from persons seeking business with the Funds or BGO in contravention of this Code is prohibited.

4. Supervised Persons must at all times comply with applicable federal securities laws.

It is every Supervised Person's responsibility to become familiar with the Code and abide by the Code. Violations of the Code will be taken seriously and could result in sanctions against the violator, which sanctions can include termination of employment.

SECTION 2.   DEFINITIONS

2.1 ACCESS PERSON. As used in this Code, the term "Access Person" is defined as:

(i) any Supervised Person of BGO (a) who has access to non-public information regarding the securities transactions of the Funds or non-public information regarding the portfolio holdings of the Funds; or (b) is involved in making securities

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recommendations to the Funds or has access to recommendations on behalf of the
Funds that are non-public; or

(ii) any Supervised Person of the Funds (or of any company in a control relationship with the Funds) or a member of the staff of the investment department or other employee, officer or director of BGO or GBG who, in the ordinary course of his or her duties: (a) participates in the determination of which recommendations shall be made on behalf of the Funds (b) engages in functions or duties which relate to the determination of which recommendations shall be made; or (c) obtains any information concerning the purchase or sale of securities by the Funds.

All directors and officers of BGO or of the Funds are presumed to be Access Persons

Unless Compliance Personnel determine that such presumption may be rebutted after review of the facts and circumstances, including procedures to ensure that such persons do not have access to non-public information regarding the securities transactions of the Funds, or non-public information regarding the portfolio holdings or strategies of the Funds. Generally, Independent Directors will not be considered Access Persons.

2.2 INVESTMENT PERSONNEL. As used in this Code, the term "Investment Personnel" shall mean Portfolio Managers and any employee of BGO who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities for the Funds.

2.3 PORTFOLIO MANAGER. As used in this Code, the term "Portfolio Manager" shall mean a person entrusted with the direct responsibility and authority to make investment decisions affecting the Funds.

2.4 COMPLIANCE PERSONNEL. As used in this Code, the term "Compliance Personnel" shall mean authorised personnel in the office of the Chief Compliance Officer of the Funds.

2.5 INDEPENDENT DIRECTORS. As used in this Code, the term "Independent Director" shall mean a Director/Trustee who is not an "interested person" of the Funds within

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the meaning of Section 2(a)(19) of the Investment Company Act of 1940.

2.6 SECURITY. As used in this Code, the term "security" shall not include securities that are direct obligations of the government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, high-quality short-term debt instruments (including repurchase agreements), shares of money market instruments, shares of registered open-end investment companies, and shares of unit investment trusts (i.e., variable insurance contracts that are funded by insurance company separate accounts organized as unit investment trusts) that are invested exclusively in one or more registered investment companies .

2.7 SUPERVISED PERSON. As used in this Code, the term "Supervised Person" shall include any officer, director, trustee or employee of BGO or GBG.

SECTION 3.   PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

     Subject to the exceptions listed below, no Advisory Employee or Investment Personnel may purchase or sell any security without first obtaining prior clearance of such securities transaction from the persons designated to pre-clear securities transactions in terms of the Baillie Gifford & Co. Personal Account Dealing Rules (hereafter referred to as the "Authorised Person").

     These pre-clearance procedures shall not apply to exempt transactions as set forth in Section 5 of the Code.

     Any person who is subject to the Code's pre-clearance procedures and wishes to purchase or sell a security that is not exempt from the Code's pre-clearance procedures must contact the appropriate Authorised Person in writing, with the types of information described in Section 6.1 below concerning the transaction. The person must also represent that, to the best of his or her knowledge, the transaction does not conflict with or violate the provisions of the Code.

     A pre-clearance of a securities trade shall remain valid only for 24 hours from the

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time permission is granted by the Authorised Person. If the proposed securities transaction is not completed during the period in which pre-clearance is granted, the Access Person must seek additional pre-clearance prior to completing the transaction. All pre-clearances are subject to cancellation by an Authorised Person at any time.

SECTION 4.   PROHIBITED TRANSACTIONS AND PRACTICES

4.1 PROHIBITED TRANSACTIONS: No Access Person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which, to his or her knowledge, is currently being purchased or sold by the Funds or which, to his or her knowledge, BGO or any Advisory Employee is actively considering recommending to the Funds for purchase or sale. These prohibitions shall continue until the time that BGO or the Advisory Employee decides not to recommend such purchase or sale, or if such recommendation is made, until the time that the Funds complete, or decide not to enter into, such recommended purchase or sale. These prohibitions shall apply to any purchase and sale by any Access Person of any convertible security, option warrant or other derivative security, or any private placement of any issuer whose underlying securities are being actively considered for recommendation to, or are currently being purchased or sold by, any of the Funds. Any profits realised on trades made by Access Persons within the proscribed period must be disgorged.

4.2 MISUSE OF MATERIAL NON-PUBLIC INFORMATION: No Advisory Person shall make personal use of material non-public information or engage in a securities transaction available only by reason of his or her position with the Funds, or BGO. Each investment opportunity which comes to the attention of an Advisory Person and which is appropriate for consideration by the Funds must first be made available to the Funds before the Advisory Person may take personal advantage of the opportunity.

4.3 INITIAL PUBLIC OFFERINGS: No Investment Personnel may purchase, directly or indirectly, any securities to be issued in an initial public offering or private placement, other

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than municipal bonds, unless such person provides to the Chief Compliance
Officer prior to such purchase a request in the form approved for use from time to time by the Chief Compliance Officer providing information regarding the offering, and the purchase has been approved.

4.4 PROHIBITION ON SHORT-TERM PROFITS. Except as described below, no Investment Personnel may engage in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 30 calendar days. All profits realised on such short-term trades must be disgorged. Subject to pre-clearance a securities transaction which occurs within the 30 day proscribed period as a result of a change in personal circumstances which takes place or becomes known during the proscribed period may not be considered a violation of this section or subject to the disgorgement rule set forth in this section upon review and approval of the Chief Compliance Officer.

4.5 GIFTS: No Investment Personnel shall accept any gifts or other things of more than DE MINIMIS value from any person or entity that does business with or on behalf of the Funds or BGO. The Chief Compliance Officer should be consulted in any questionable situation. As a guideline for defining DE MINIMIS, the Chief Compliance Officer shall be entitled to rely on guidance provided by the Rules of Fair Practice of the National Association of Securities Dealers, Inc. ("NASD") in comparable circumstances. Currently, gifts having a value less than $100, an occasional dinner, ticket to a sporting event or the theater, or comparable entertainment, which is not conditioned on doing business with any of the Funds or their affiliates, and is neither so frequent or expensive as to raise questions of propriety, is considered DE MINIMIS under NASD guidelines.

4.6 SERVICE ON BOARDS OF PUBLICLY TRADED COMPANIES: No Investment Personnel shall serve on the board of directors of publicly traded companies, absent a prior written authorisation by the Chief Compliance Officer based upon a determination that the board service is consistent with the interests of the Funds and their shareholders. Any Investment Personnel who are authorised to serve as directors shall have no authority to make or

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influence investment decisions by the Funds with regard to any company on whose board they serve.

4.7 PRIVATE PLACEMENTS. All investments in private placements by Investment Personnel must be pre-cleared with the appropriate Authorised Person. Investment Personnel who hold securities acquired in a private placement must disclose that investment when they take part in any way in a Fund's subsequent consideration of any investment transaction with respect to the issuer of the private placement. A Fund's decision to purchase securities of the issuer of such private placement shall be subject to an independent review by Investment Personnel with no personal interest in the matter.

4.8 PORTFOLIO MANAGER TRADES: No Portfolio Manager may buy or sell a security within at least seven calendar days before a Fund that he or she manages trades in that security. All profits realised on trades by Portfolio Managers within the proscribed period must be disgorged.

SECTION 5.   EXEMPT PURCHASES AND SALES

     The prohibitions in Section 3, 4 and 6 of this Code shall not apply to the following exempt transactions:

     (a) purchases or sales of securities which are ineligible for purchase or sale by the Funds; (b) purchases or sales of securities that are direct obligations of the government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, high-quality short-term debt instruments (including repurchase agreements);

     (c)     shares of money market mutual funds;

     (d) shares of registered open-end management investment companies other than the Baillie Gifford sponsored OEICS, Unit Trusts and mutual funds:

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     (e)     purchases effected upon the exercise of rights (E.G., automatic reinvestment of dividends) provided by an issuer pro rata to all holders of a class of its securities to the extent such rights were acquired from such issuer, and sales of such rights so acquired: or

     (f) shares of unit investment trusts (i.e., variable insurance contracts that are funded by insurance company separate accounts organised as unit investment trusts) that are invested exclusively in one or more registered investment companies.

SECTION 6.   PERSONAL SECURITIES REPORTING

6.1  TRANSACTION REPORTS.

All Access Persons must direct their brokers to supply to the Chief Compliance Officer, no later than 30 days after the end of the quarter in which the trading activity occurred, duplicate copies of confirmations of all personal securities transactions not exempted by Section 5. TRANSACTION REPORTS NEED NOT BE SUBMITTED WITH RESPECT TO TRANSACTIONS EFFECTED PURSUANT TO AN AUTOMATIC INVESTMENT PLAN. Such reports may also contain a statement declaring that the reporting or recording of any such transaction shall not be construed as an admission that the Access Person making the report has any direct or indirect beneficial ownership in the security.

Each such report shall state: (1) the title and type of security involved; (2) the exchange ticker, CUSIP or SEDOL number, where known and as applicable; (3) the number of shares and principal amount of the security involved; (4) the interest rate and maturity date of the security involved, as applicable; (5) the date and nature of the transaction (I.E., purchase, sale or other acquisition or disposition); (6) the price at which the transaction was effected; (7) the broker, dealer or bank with or through whom the transaction was effected; (8) the name of the broker, dealer or bank with which the Access Person maintains an account in which any

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securities are held for the Access Person; and (9) the date the Access Person submitted the report.

     No Independent Director shall be required to report transactions on a quarterly basis, unless the Independent Director knew or should have known that during the 15 calendar days before and after such Director's transaction in any security, the Funds purchased or sold the same security, or the Funds considered purchasing or selling the same security.

     Each report shall be treated confidentially and will be maintained on file in the office of the Chief Compliance Officer. The reports are, however, available for inspection by authorised members of the staff of the Securities and Exchange Commission during normal business hours.

     Should Compliance Personnel detect a potential violation of this Code or any apparent trading irregularity, Compliance Personnel shall take whatever steps deemed appropriate under the circumstances to investigate said potential violation or trading irregularity. If Compliance Personnel reasonably believe a violation or trading irregularity to exist, said violation or trading irregularity shall be reported to the Board of Directors (Trustees) of the Funds.

6.2 HOLDINGS REPORTS: All Access Persons shall disclose all personal securities holdings in which the Access Person has any direct or indirect beneficial ownership to either the immediate line manager of the Chief Compliance Officer, namely Alison Warden, the Administration & Finance Partner or to Graham Laybourn, the Chief Compliance Officer, including holdings of shares of the Funds, within 10 days following the commencement of employment or upon becoming an Access Person, if later, and the information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person. Each Access Person must also file a report disclosing all personal securities holdings on 1 February of each year, and the information must be current as of a date no more than 45 days prior to the date the report was submitted. Holdings reports must include shares owned through an automatic investment plan. All holdings reports must contain (i) the title and type

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of security; (ii) the exchange ticker, CUSIP or SEDOL number, where known and as applicable; (iii) the number of shares and principal amount of the security involved; (iv) the name of any broker, dealer or bank with whom the Access
Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and (v) the date the Access Person submitted the report. All holdings shall be reported on a form similar to the one attached hereto as EXHIBIT A.

Each such report may also contain a statement declaring that the reporting or recording of any such transaction shall not be construed as an admission that the Access Person making the report has any direct or indirect beneficial ownership in the security. Independent Directors shall not be required to provide initial or annual holdings reports.

SECTION 7.   RECEIPT AND ACKNOWLEDGEMENT OF THE CODE.

All Supervised Persons must receive a copy of the Code and any amendments to the Code. All Supervised Persons must certify annually in writing that they have read the Code and recognise that they are subject to the requirements set forth herein. Further, all Access Persons must certify annually that they have complied with the Code and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code. All certifications of receipt of the Code shall be filed with the Chief Compliance Officer by filling out and submitting the Compliance Certificate document, attached hereto as Exhibit B.

SECTION 8.   ANNUAL REPORT TO BOARD OF DIRECTORS (TRUSTEES).

The Chief Compliance Officer will prepare and submit to the Board of Directors or Trustees of the Funds, an annual report which: (i) certifies that the Funds and BGO have adopted procedures designed to prevent Access Persons from violating the Code; (ii) identifies any violations of the current procedures for personal securities investing and management's

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recommended response; and (iii) makes any recommended changes in the procedures, as appropriate, based on operating experience under the Code, evolving industry practices or amendments to applicable laws or regulations.

SECTION 9.   REPORTING OF VIOLATIONS OF THE CODE.

Any Supervised Person who becomes aware of a violation of the Code of Ethics must promptly report that violation to the Chief Compliance Officer. The Chief Compliance Officer may, at his discretion, refer the violation to the Administration & Finance Partner as well as the Board of Baillie Gifford Overseas Limited for resolution in terms of section 10 below.

SECTION 10.  SANCTIONS

     Upon learning of a violation of this Code, the Board of BGO may impose such sanctions as it deems appropriate under the circumstances.

SECTION 11.  INTERPRETATION

     With respect to matters of interpretation or dispute arising under the Code the Chief Compliance Officer may refer to the Compliance Committee of Baillie Gifford & Co who may, exercising their reasonable judgment, make determinations as to the meaning and effect of the Code. Such determinations will be reported at the next occurring Board meeting of BGO.

SECTION 12.  ADDITIONAL RESTRICTIONS

     In addition to the requirements and obligations set forth in the Code, every Access Person is and shall remain subject to the "Baillie Gifford & Co. Office Code on Personal Trading", and the same is fully incorporated as in the Code.

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                                                                       EXHIBIT A

       BAILLIE GIFFORD OVERSEAS LTD & GUARDIAN BAILLIE GIFFORD LTD
                           (TOGETHER "BAILLIE GIFFORD')
                              PERSONAL HOLDINGS REPORT

As required in Section 6 of Baillie Gifford's Code of Ethics, please list all securities (except Exempt Securities) in which you have an interest, including those in accounts of which you are a beneficiary or are named on the account and all securities in non-client accounts for which you make investment decisions.

    1.  List all Securities that:

        a)  are personally owned;
        b) a beneficial interest is held by you, your spouse, minor child, or any other member of your immediate household;
        c) is a trust or estate of which you or your spouse is a trustee, other fiduciary or beneficiary, or of which your minor child is a beneficiary; or
        d) you can direct or effect transactions under a power of attorney or otherwise.

NOTE: The information in this report shall not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the securities to which this report relates.

                                                               HOLDINGS
        NAME OF              TYPE OF          CUSIP/          (NUMBER OF
        SECURITY           SECURITY(2)        SEDOL           SHARES/PAR)         RELATIONSHIP(3)
-------------------------------------------------------------------------------------------------




* NOTE: CONTINUE LISTING AS NECESSARY ON ADDITIONAL SHEETS. (YOU MAY ATTACH A COPY OF YOUR BROKERAGE STATEMENT LISTING THE INFORMATION--IF YOU DO THIS, INDICATE BY WRITING, "SEE ATTACHED.")

(2) Insert the following symbol as pertinent to indicate the type of security held: O-ordinary shares, P-preferred shares, Op-option, W-warrant and D-debt security.
(3) Insert a, b, c or d as explained above to describe your interest in these securities.

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In addition, Baillie Gifford requires all access persons to disclose ALL
ACCOUNTS in which securities are held in their name, any spouse's / partner's account, any children's account or any other account over which the employee has control or is a beneficiary. (*NOTE: IF NONE, WRITE NONE).

        NAME OF
      BANK/BROKER/
       INVESTMENT
       MANAGEMENT                                ACCOUNT           NAME(S) ON
      FIRM/OR OTHER         FIRM ADDRESS         NUMBER             ACCOUNT
-----------------------------------------------------------------------------




* NOTE: CONTINUE LISTING AS NECESSARY ON ADDITIONAL SHEETS. (YOU MAY ATTACH A COPY OF YOUR BROKERAGE STATEMENT LISTING THE INFORMATION--IF YOU DO THIS, INDICATE BY WRITING, "SEE ATTACHED.")

CERTIFICATION

I certify that the statements made by me on this form are true, complete and correct to the best of my knowledge and belief and are made in good faith.

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NAME (PLEASE PRINT)

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SIGNATURE

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DATE

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                                                                       EXHIBIT B

            BAILLIE GIFFORD OVERSEAS LTD & GUARDIAN BAILLIE GIFFORD LTD
                          (TOGETHER "BAILLIE GIFFORD")
                            CERTIFICATE OF COMPLIANCE





-------------------------------
NAME (PLEASE PRINT)

I confirm that Baillie Gifford's Code of Ethics ("Code"), updated as of December 2004 has been provided to me for my review.

I have read and understand the Code and will comply with these policies and procedures during the course of my employment at Baillie Gifford.

I agree to promptly report to the Chief Compliance Officer any breach, or possible breach of the Code, which I become aware.

I understand that a violation of the Code may constitute grounds for disciplinary action and may also be a violation of US federal and/or state securities laws.




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SIGNATURE

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DATE

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